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                                                                    EXHIBIT 2.11

                        Tenth Amendment to Real Estate
                          Purchase and Sale Agreement


     This Tenth Amendment to Real Estate Purchase and Sale Agreement ("Tenth Amendment") is made and entered into as of 9:00 AM CST, January 19, 1999 by and between Glendale Centre, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement dated June 24, 1998, by a Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998, by a Third Amendment to Real Estate Purchase and Sale Agreement dated as of July 31, 1998, by a Fourth Amendment to Real Estate Purchase and Sale Agreement dated as of August 7, 1998, by a Fifth Amendment to Real Estate Purchase and Sale Agreement dated as of October 5, 1998, by a Sixth Amendment to Real Estate Purchase and Sale Agreement dated October 20, 1998, by a Seventh Amendment to Real Estate Purchase and Sale Agreement dated October 20, 1998, by an Eighth Amendment to Real Estate Purchase and Sale Agreement dated November 10, 1998, and by a Ninth Amendment to Real Estate Purchase and Sale Agreement dated November 17, 1998 (collectively, the "Original Agreement"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, Purchaser and Seller are each dealers of amending the Earnest Money provisions, and making other modifications as set forth below;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Paragraph 3 of the Fifth Amendment as replaced by Paragraph 4 of the Ninth Amendment is hereby amended by: (i) deleting the phrase "within sixty (60) days after the expiration of the Review Period" from the second sentence of such paragraph and substituting therefore "by 5:00 p.m. CST February 8, 1999" (ii) deleting the phrase "the expiration of ninety (90) days after expiration of the Review Period (the "90-Day Period")" from the third sentence of such paragraph and substituting therefore "5:00 p.m. CST March 8, 1999" and (iii) deleting the phrase "expiration of the 90-Day Period" from the fourth sentence of such paragraph and substituting therefore "5:00 p.m. CST March 8, 1999".
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     2.   Except as modified herein, all of the terms and provisions of the
          Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this Ninth Amendment with initial capitals except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Ninth Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


                               Glendale Centre, LLC,
                               an Indiana limited liability company

                               By: /s/ Thomas K. McGowan
                                  ------------------------------
                               Printed Name:  Thomas K. McGowan
                                            --------------------
                               Its:  Member
                                   -----------------------------

                               Indianapolis Mall Associates,
                               an Indiana general partnership

                               By: First Capital Income Properties, Ltd. -
                                   Series IX, a Florida limited partnership,
                                   partner

                                   By: First Capital Financial Corporation, a
                                       Florida Corporation, general partner

                                       By: /s/ Donald J. Liebentritt
                                          -----------------------------------
                                       Printed Name: Donald J. Liebentritt
                                                    -------------------------
                                       Title: Vice President
                                             --------------------------------

                                      -2-
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                                  By: First Capital Income Properties, Ltd. -
                                      Series X, a Florida limited
                                      partnership, partner

                                      By: First Capital Financial Corporation,
                                          a Florida corporation, general partner


                                          By: /s/ Donald J. Liebentritt
                                              ----------------------------------

                                          Printed Name: Donald J. Liebentritt
                                                       -------------------------

                                          Title: Vice President
                                                 -------------------------------


                                      -3-